SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              LOG ON AMERICA, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                        05-04966586
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(State of Incorporation or Organization)                     (I.R.S. Employer
                                                          Identification Number)

3 Regency Plaza, Providence, Rhode Island                          02903
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(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-70307

Securities to be registered pursuant to Section 12(b) of the Act:

                        None

Securities to be registered pursuant to Section 12(g) of the Act:

      Common Stock, $.01 par value per share
                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

      Log On America, Inc. ("Company" or "Registrant") is registering its Common Stock, $.01 par value per share ("Common Stock"). Information concerning the Common Stock is included under the caption "Description of Securities" in the Registrant's registration statement on Form SB-2 originally filed with the Securities and Exchange Commission on January 8, 1999, as amended (Registration No. 333-70307 ), and is incorporated herein by reference.

Item 2.     Exhibits.

      The following exhibits are incorporated by reference to the Company's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on January 8, 1999, as amended (Registration No. 333-70307):

      1.1 Registrant's Registration Statement on Form SB-2 (Registration No. 333-70307) originally filed with the Commission on January 8, 1999, as amended.

      4.1   Certificate of Incorporation, as amended.

      4.2   Amended Bylaws.

      5.1   Specimen certificate of the Common Stock.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               LOG ON AMERICA, INC.

                                               By: /s/David R. Paolo
                                                   -----------------------------
                                                     David R. Paolo, President
                                                   (Principal Executive Officer)

Date: April 13, 1999